CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10Q of First Citizens Bancshares, Inc. (the "Company") for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 that:

I, Katie Winchester, Chief Executive Officer and Jeffrey Dean Agee, Chief Financial Officer of First Citizens Bancshares, Inc. certify that:

    I have reviewed this quarterly report on Form 10-Q of First Citizens Bancshares, Inc.;

    Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

    Based on my knowledge; the financial statements and other financial information included in this quarterly report, fairly represent in all material respects the financial condition, results of operations and cash flows of Bancshares as of, and for, the periods presented in this quarterly report;

    Bancshares other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures as defined in Exchange Act Rules 13a and 15d-114 for First Citizens Bancshares and we have:

      designed such disclosure controls and procedures to ensure that material information relating to Bancshares including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

      evaluated the effectiveness of Bancshares disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (Evaluation date of August 14, 2002); and

      presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the evaluation date August 14, 2002;

    Bancshares other certifying officer and I have disclosed, based on our most recent evaluation, to Bancshares auditors and the audit committee of Bancshares Board of Directors:

      all significant deficiencies in the design or operation of internal controls which could adversely affect Bancshares ability to record, process, summarize and report financial data and have identified for the Bancshares auditors any material weaknesses in internal controls; and

      any fraud, whether or not material, that involves management or other employees who have a significant role in Bancshares internal controls; and

    Bancshares other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or other factors that could significantly affect internal controls subsequent deficiencies and material weaknesses.

                                            /s/ Katie S. Winchester                                         /s/    Jeff Agee
                                            Chief Executive Officer                                     Chief Financial Officer
                                            Date: November 14, 2002                             Date: November 14, 2002